DENNY’S CORPORATION REPORTS RESULTS FOR THIRD QUARTER 2022

SPARTANBURG, S.C., November 1, 2022 - Denny’s Corporation (the "Company") (NASDAQ: DENN), owner and operator of Denny's Inc. ("Denny's") and Keke's Inc. ("Keke's") today reported results for its third quarter ended September 28, 2022 and provided a business update on the Company’s operations.

Kelli Valade, Chief Executive Officer, stated, "We were pleased with our solid performance as our long-standing commitment to everyday value resonated in this complex and challenging environment. The positive consumer response to our Summer Slamcation and recently launched All Day Diner Deals value menus drove incremental traffic at Denny's in the quarter and induced new customer trial."

Third Quarter 2022 Highlights

•Acquired Keke's on July 20, 2022 for $82.5 million.
•Total operating revenue grew 13.2% to $117.5 million compared to the prior year quarter.
•Denny's domestic system-wide same-store sales** grew 1.5% compared to the equivalent fiscal period in 2021, including a 1.1% increase at domestic franchised restaurants and a 7.1% increase at company restaurants.
•Opened eight franchised restaurants, including one international location and one Keke's location.
•Completed 19 remodels, including 16 franchised restaurants.
•Operating income was $15.8 million compared to $17.7 million in the prior year quarter.
•Franchise Operating Margin* was $30.7 million, or 47.0% of franchise and license revenue, and Company Restaurant Operating Margin* was $3.8 million, or 7.2% of company restaurant sales.
•Net income was $17.1 million, or $0.29 per diluted share.
•Adjusted Net Income* and Adjusted Net Income Per Share* were $7.1 million and $0.12, respectively.
•Adjusted EBITDA* was $19.2 million, which included $1.6 million in legal settlement expense.
•Cash provided by (used in) operating, investing, and financing activities was $15.3 million, ($77.3) million, and $64.9 million, respectively.
•Adjusted Free Cash Flow* was $8.7 million.
•Repurchased $7.9 million of common stock.

Third Quarter Results

Total operating revenue increased 13.2% to $117.5 million compared to $103.8 million in the prior year quarter.

Franchise and license revenue was $65.2 million compared to $57.3 million in the prior year quarter. This increase was primarily driven by $5.6 million related to the kitchen modernization rollout and $1.1 million of Keke's franchise revenue in the current quarter.

Company restaurant sales were $52.2 million compared to $46.5 million in the prior year quarter. This increase is comprised of benefits from Denny's price increases and changes in product mix compared to the prior year quarter and $2.7 million of Keke's company restaurant sales in the current quarter.

Franchise Operating Margin* was $30.7 million, or 47.0% of franchise and license revenue, compared to $29.9 million, or 52.1%, in the prior year quarter. The margin rate was impacted by approximately 440 basis points as kitchen modernization equipment is sold to franchisees at cost.

Company Restaurant Operating Margin* was $3.8 million, or 7.2% of company restaurant sales, compared to $7.9 million, or 17.0%, in the prior year quarter. This margin change was primarily due to commodity and labor inflation and $1.6 million in legal settlement expense, partially offset by the improvement in sales performance at company restaurants.

The provision for income taxes was $5.5 million, reflecting an effective tax rate of 24.3%. Approximately $1.5 million in cash taxes were paid during the quarter.

Net income was $17.1 million, or $0.29 per diluted share, compared to $12.3 million, or $0.19 per diluted share, in the prior year quarter. Adjusted Net Income* per share was $0.12 compared to $0.16 in the prior year quarter.

The Company ended the quarter with $278.2 million of total debt outstanding, including $266.5 million of borrowings under its credit facility.

Adjusted Free Cash Flow* and Capital Allocation

Adjusted Free Cash Flow* in the quarter was $8.7 million after investing $5.1 million in cash capital expenditures, including the remodel of three company restaurants, facilities maintenance, and the acquisition of a Denny's franchise restaurant.

During the quarter, the Company allocated $7.9 million to share repurchases resulting in approximately $160 million remaining under its existing repurchase authorization.

Business Outlook

The following expectations for the fiscal fourth quarter ending December 28, 2022 reflect management's expectations that the current consumer and economic environment will not change materially.
•Denny's domestic system-wide same-store sales** between 1% and 3%.
•Consolidated total general and administrative expenses between $17 million and $18 million, including approximately $2 million related to share-based compensation expense.
•Consolidated Adjusted EBITDA* between $21 million and $23 million.

*    Please refer to the Reconciliation of Net Income and Net Cash Provided by (Used In) Operating Activities to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income to Non-GAAP Financial Measures included in the following tables. The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable U.S. generally accepted accounting principles (GAAP) estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimates are not provided.

** Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

The Company will provide further commentary on the results for the third quarter ended September 28, 2022 on its quarterly investor conference call today, Tuesday, November 1, 2022 at 4:30 p.m. Eastern Time. Interested parties are invited to listen to a live broadcast of the conference call accessible through the Company's investor relations website at investor.dennys.com.

About Denny's Corporation

Denny’s Corporation is one of America’s largest full-service restaurant chains based on number of restaurants. As of September 28, 2022, the Company consisted of 1,666 restaurants, 1,592 of which were franchised and licensed restaurants and 74 of which were company operated.

Denny's Corporation consists of the Denny’s brand and the Keke’s brand. Keke’s was acquired on July 20, 2022. As of September 28, 2022, the Denny's brand consisted of 1,613 global restaurants, 1,547 of which were franchised and licensed restaurants and 66 of which were company operated. At September 28, 2022, the Keke's brand consisted of 53 restaurants, 45 of which were franchised restaurants and 8 of which were company operated.

For further information on Denny's Corporation, including news releases, links to SEC filings, and other financial information, please visit investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health and political conditions that impact consumer confidence and spending, including COVID-19; commodity and labor inflation; the ability to effectively staff restaurants; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the Company's ability to integrate and derive the expected benefits from our acquisition of Keke's Breakfast Cafe; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 29, 2021 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

($ in thousands)	9/28/22	12/29/21
Assets
Current assets
Cash and cash equivalents	$4,346	$30,624
Investments	1,763	2,551
Receivables, net	24,513	19,621
Inventories	9,018	5,060
Assets held for sale	1,061	—
Prepaid and other current assets	9,709	11,393
Total current assets	50,410	69,249
Property, net	95,547	91,176
Finance lease right-of-use assets, net	6,879	7,709
Operating lease right-of-use assets, net	130,650	128,727
Goodwill	72,740	36,884
Intangible assets, net	95,465	50,226
Deferred financing costs, net	2,496	2,971
Deferred income taxes, net	—	11,502
Other noncurrent assets	43,481	37,083
Total assets	$497,668	$435,527

Liabilities
Current liabilities
Current finance lease liabilities	$1,833	$1,952
Current operating lease liabilities	15,831	15,829
Accounts payable	12,248	15,595
Other current liabilities	62,768	64,146
Total current liabilities	92,680	97,522
Long-term liabilities
Long-term debt	266,500	170,000
Noncurrent finance lease liabilities	9,884	10,744
Noncurrent operating lease liabilities	127,620	126,296
Liability for insurance claims, less current portion	7,514	8,438
Deferred income taxes, net	7,890	—
Other noncurrent liabilities	30,210	87,792
Total long-term liabilities	449,618	403,270
Total liabilities	542,298	500,792

Shareholders' deficit
Common stock	650	642
Paid-in capital	140,234	135,596
Deficit	(54,500)	(116,441)
Accumulated other comprehensive loss, net	(43,303)	(54,470)
Treasury stock	(87,711)	(30,592)
Total shareholders' deficit	(44,630)	(65,265)
Total liabilities and shareholders' deficit	$497,668	$435,527

Debt Balances
Credit facility revolver due 2026	$266,500	$170,000
Finance lease liabilities	11,717	12,696
Total debt	$278,217	$182,696

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
($ in thousands, except per share amounts)	9/28/22	9/29/21
Revenue:
Company restaurant sales	$52,211	$46,470
Franchise and license revenue	65,245	57,324
Total operating revenue	117,456	103,794
Costs of company restaurant sales, excluding depreciation and amortization	48,451	38,569
Costs of franchise and license revenue, excluding depreciation and amortization	34,579	27,469
General and administrative expenses	16,607	16,497
Depreciation and amortization	3,914	3,822
Operating (gains), losses and other charges, net	(1,897)	(215)
Total operating costs and expenses, net	101,654	86,142
Operating income	15,802	17,652
Interest expense, net	3,691	3,671
Other nonoperating income, net	(10,461)	(2,368)
Income before income taxes	22,572	16,349
Provision for income taxes	5,489	4,084
Net income	$17,083	$12,265

Net income per share - basic	$0.29	$0.19
Net income per share - diluted	$0.29	$0.19

Basic weighted average shares outstanding	59,020	65,447
Diluted weighted average shares outstanding	59,040	65,829

Comprehensive income	$20,061	$13,089

General and Administrative Expenses
Corporate administrative expenses	$13,758	$11,157
Share-based compensation	1,947	3,352
Incentive compensation	1,187	1,893
Deferred compensation valuation adjustments	(285)	95
Total general and administrative expenses	$16,607	$16,497

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Quarters Ended
($ in thousands, except per share amounts)	9/28/22	9/29/21
Revenue:
Company restaurant sales	$145,354	$127,611
Franchise and license revenue	190,226	162,924
Total operating revenue	335,580	290,535
Costs of company restaurant sales, excluding depreciation and amortization	131,904	106,546
Costs of franchise and license revenue, excluding depreciation and amortization	100,513	79,962
General and administrative expenses	50,188	50,992
Depreciation and amortization	11,052	11,380
Operating (gains), losses and other charges, net	(1,051)	204
Total operating costs and expenses, net	292,606	249,084
Operating income	42,974	41,451
Interest expense, net	9,529	12,014
Other nonoperating income, net	(49,871)	(16,165)
Income before income taxes	83,316	45,602
Provision for income taxes	21,375	10,984
Net income	$61,941	$34,618

Net income per share - basic	$1.01	$0.53
Net income per share - diluted	$1.00	$0.53

Basic weighted average shares outstanding	61,558	65,413
Diluted weighted average shares outstanding	61,686	65,814

Comprehensive income	$73,108	$38,767

General and Administrative Expenses
Corporate administrative expenses	$38,303	$32,374
Share-based compensation	9,467	10,212
Incentive compensation	4,945	7,011
Deferred compensation valuation adjustments	(2,527)	1,395
Total general and administrative expenses	$50,188	$50,992

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance and liquidity on a period-to-period basis. The Company uses Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. Adjusted EBITDA is also used in the calculation of financial covenant ratios in accordance with the Company’s credit facility. Adjusted Free Cash Flow is also used as a non-GAAP liquidity measure by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Management believes that the presentation of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Free Cash Flow provide useful information to investors and analysts about the Company’s operating results, financial condition or cash flows. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income, net income per share, net cash provided by operating activities, or other financial performance and liquidity measures prepared in accordance with GAAP.

	Quarter Ended		Three Quarters Ended
($ in thousands)	9/28/22	9/29/21	9/28/22	9/29/21
Net income	$17,083	$12,265	$61,941	$34,618
Provision for income taxes	5,489	4,084	21,375	10,984
Operating (gains), losses and other charges, net	(1,897)	(215)	(1,051)	204
Other nonoperating income, net	(10,461)	(2,368)	(49,871)	(16,165)
Share-based compensation expense	1,947	3,352	9,467	10,212
Deferred compensation plan valuation adjustments	(285)	95	(2,527)	1,395
Interest expense, net	3,691	3,671	9,529	12,014
Depreciation and amortization	3,914	3,822	11,052	11,380
Cash payments for restructuring charges and exit costs	(284)	(274)	(665)	(1,548)
Cash payments for share-based compensation	—	—	(5,147)	(1,565)
Adjusted EBITDA	$19,197	$24,432	$54,103	$61,529

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures Continued
(Unaudited)
	Quarter Ended		Three Quarters Ended
($ in thousands)	9/28/22	9/29/21	9/28/22	9/29/21
Net cash provided by operating activities	$15,341	$19,858	$24,950	$63,229
Capital expenditures	(4,375)	(2,213)	(10,146)	(5,321)
Acquisition of restaurant(1)	(750)	—	(750)	—
Cash payments for restructuring charges and exit costs	(284)	(274)	(665)	(1,548)
Cash payments for share-based compensation	—	—	(5,147)	(1,565)
Deferred compensation plan valuation adjustments	(285)	95	(2,527)	1,395
Other nonoperating income, net	(10,461)	(2,368)	(49,871)	(16,165)
Gains (losses) on investments	(66)	14	(289)	11
Gains (losses) on early termination of debt and leases	53	(20)	29	52
Amortization of deferred financing costs	(158)	(258)	(475)	(946)
Gains and amortization on interest rate swap derivatives, net	10,754	2,265	52,678	14,771
Interest expense, net	3,691	3,671	9,529	12,014
Cash interest expense, net (2)	(3,823)	(4,195)	(10,998)	(13,236)
Deferred income tax expense	(4,903)	(1,502)	(15,669)	(3,713)
Provision for income taxes	5,489	4,084	21,375	10,984
Income taxes paid, net	(1,517)	(3,696)	(6,161)	(5,638)
Changes in operating assets and liabilities, excluding acquisitions and dispositions
Receivables	1,369	(3,425)	4,788	(4,182)
Inventories	(3,282)	(49)	3,866	49
Other current assets	1,880	2,381	(1,683)	(4,296)
Other noncurrent assets	2,936	(296)	(3,189)	1,021
Operating lease assets and liabilities	94	329	560	1,150
Accounts payable	1,574	(740)	3,115	(6,360)
Accrued payroll	(2,336)	530	3,385	(1,462)
Accrued taxes	(2,264)	(819)	(1,926)	(1,253)
Other accrued liabilities	(2,979)	(1,241)	2,024	(5,890)
Other noncurrent liabilities	3,034	2,197	9,245	4,233
Adjusted Free Cash Flow	$8,732	$14,328	$26,048	$37,334

(1)	For quarter and year-to-date periods ended September 28, 2022, amounts include cash paid for the acquisition of a Denny's franchise restaurant and exclude capital paid for the acquisition of Keke's.
(2)	Includes cash interest expense, net and cash payments of approximately $0.3 million and $2.0 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended September 28, 2022, respectively. Includes cash interest expense, net and cash payments of approximately $0.8 million and $2.3 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended September 29, 2021, respectively.

DENNY’S CORPORATION
Reconciliation of Net Income and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures Continued
(Unaudited)
	Quarter Ended		Three Quarters Ended
($ in thousands, except per share amounts)	9/28/22	9/29/21	9/28/22	9/29/21
Adjusted EBITDA	$19,197	$24,432	$54,103	$61,529
Cash interest expense, net (1)	(3,823)	(4,195)	(10,998)	(13,236)
Cash paid for income taxes, net	(1,517)	(3,696)	(6,161)	(5,638)
Cash paid for capital expenditures (2)	(5,125)	(2,213)	(10,896)	(5,321)
Adjusted Free Cash Flow	$8,732	$14,328	$26,048	$37,334

Net income	$17,083	$12,265	$61,941	$34,618
Gains and amortization on interest rate swap derivatives, net	(10,754)	(2,265)	(52,678)	(14,771)
Gains on sales of assets and other, net	(3,066)	(93)	(3,311)	(1,100)
Impairment charges	697	—	963	—
Tax effect (3)	3,163	636	14,142	3,825
Adjusted Net Income	$7,123	$10,543	$21,057	$22,572

Diluted weighted average shares outstanding	59,040	65,829	61,686	65,814

Net Income Per Share - Diluted	$0.29	$0.19	$1.00	$0.53
Adjustments Per Share	$(0.17)	$(0.03)	$(0.66)	$(0.19)
Adjusted Net Income Per Share	$0.12	$0.16	$0.34	$0.34

(1)	Includes cash interest expense, net and cash payments of approximately $0.3 million and $2.0 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended September 28, 2022, respectively. Includes cash interest expense, net and cash payments of approximately $0.8 million and $2.3 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended September 29, 2021, respectively.
(2)	For quarter and year-to-date periods ended September 28, 2022, amounts include cash paid for capital expenditures and the acquisition of a Denny's franchise restaurant, and exclude capital paid for the acquisition of Keke's.
(3)	Tax adjustments for the quarter and year-to-date periods ended September 28, 2022 reflect an effective tax rates of 24.1% and 25.7%, respectively. Tax adjustments for the quarter and year-to-date periods ended September 29, 2021 reflect an effective tax rate of 27.0% and 24.1%, respectively.

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. The Company uses Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and these three non-GAAP measures are used to evaluate operating effectiveness.

The Company defines Restaurant-level Operating Margin as operating income excluding the following three items: general and administrative expenses, depreciation and amortization, and operating (gains), losses and other charges, net. Restaurant-level Operating Margin is presented as a percent of total operating revenue. The Company excludes general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office. The Company excludes depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants. The Company excludes special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Restaurant-level Operating Margin is the total of Company Restaurant Operating Margin and Franchise Operating Margin. The Company defines Company Restaurant Operating Margin as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. The Company defines Franchise Operating Margin as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise and other fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue.

These non-GAAP financial measures provide a meaningful comparison between periods and enable investors to focus on the performance of restaurant-level operations by excluding revenues and costs unrelated to food and beverage sales in addition to corporate general and administrative expense, depreciation and amortization, and operating (gains), losses and other charges, net. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with GAAP. Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin do not accrue directly to the benefit of shareholders because of the aforementioned excluded items and are not indicative of the overall results for the Company.

	Quarter Ended		Three Quarters Ended
($ in thousands)	9/28/22	9/29/21	9/28/22	9/29/21
Operating income	$15,802	$17,652	$42,974	$41,451
General and administrative expenses	16,607	16,497	50,188	50,992
Depreciation and amortization	3,914	3,822	11,052	11,380
Operating (gains), losses and other charges, net	(1,897)	(215)	(1,051)	204
Restaurant-level Operating Margin	$34,426	$37,756	$103,163	$104,027

Restaurant-level Operating Margin consists of:
Company Restaurant Operating Margin (1)	$3,760	$7,901	$13,450	$21,065
Franchise Operating Margin (2)	30,666	29,855	89,713	82,962
Restaurant-level Operating Margin	$34,426	$37,756	$103,163	$104,027

(1)	Company Restaurant Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue, excluding depreciation and amortization; less franchise and license revenue.
(2)	Franchise Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales, excluding depreciation and amortization; less company restaurant sales.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
($ in thousands)	9/28/22		9/29/21
Company restaurant operations: (1)
Company restaurant sales	$52,211	100.0%	$46,470	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	14,462	27.7%	11,430	24.6%
Payroll and benefits	20,176	38.6%	17,404	37.5%
Occupancy	4,294	8.2%	3,013	6.5%
Other operating costs:
Utilities	1,984	3.8%	1,660	3.6%
Repairs and maintenance	1,089	2.1%	722	1.6%
Marketing	1,340	2.6%	1,239	2.7%
Legal settlements	1,567	3.0%	237	0.5%
Other direct costs	3,539	6.8%	2,864	6.2%
Total costs of company restaurant sales, excluding depreciation and amortization	$48,451	92.8%	$38,569	83.0%
Company restaurant operating margin (non-GAAP) (2)	$3,760	7.2%	$7,901	17.0%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$28,992	44.4%	$27,336	47.7%
Advertising revenue	18,950	29.0%	18,215	31.8%
Initial and other fees	7,749	11.9%	1,442	2.5%
Occupancy revenue	9,554	14.6%	10,331	18.0%
Total franchise and license revenue	$65,245	100.0%	$57,324	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$18,950	29.0%	$18,216	31.8%
Occupancy costs	5,910	9.1%	6,445	11.2%
Other direct costs	9,719	14.9%	2,808	4.9%
Total costs of franchise and license revenue, excluding depreciation and amortization	$34,579	53.0%	$27,469	47.9%
Franchise operating margin (non-GAAP) (2)	$30,666	47.0%	$29,855	52.1%

Total operating revenue (4)	$117,456	100.0%	$103,794	100.0%
Total costs of operating revenue (4)	83,030	70.7%	66,038	63.6%
Restaurant-level operating margin (non-GAAP) (4)(2)	$34,426	29.3%	$37,756	36.4%

Other operating expenses: (4)(2)
General and administrative expenses	$16,607	14.1%	$16,497	15.9%
Depreciation and amortization	3,914	3.3%	3,822	3.7%
Operating (gains), losses and other charges, net	(1,897)	(1.6)%	(215)	(0.2)%
Total other operating expenses	$18,624	15.9%	$20,104	19.4%

Operating income (4)	$15,802	13.5%	$17,652	17.0%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Three Quarters Ended
($ in thousands)	9/28/22		9/29/21
Company restaurant operations: (1)
Company restaurant sales	$145,354	100.0%	$127,611	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	38,874	26.7%	31,149	24.4%
Payroll and benefits	55,598	38.3%	47,339	37.1%
Occupancy	11,316	7.8%	8,707	6.8%
Other operating costs:
Utilities	5,211	3.6%	4,275	3.4%
Repairs and maintenance	2,803	1.9%	1,890	1.5%
Marketing	3,877	2.7%	3,571	2.8%
Legal settlements	4,223	2.9%	1,144	0.9%
Other direct costs	10,002	6.9%	8,471	6.6%
Total costs of company restaurant sales, excluding depreciation and amortization	$131,904	90.7%	$106,546	83.5%
Company restaurant operating margin (non-GAAP) (2)	$13,450	9.3%	$21,065	16.5%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$84,276	44.3%	$75,297	46.2%
Advertising revenue	56,642	29.8%	50,926	31.3%
Initial and other fees	20,035	10.5%	5,346	3.3%
Occupancy revenue	29,273	15.4%	31,355	19.2%
Total franchise and license revenue	$190,226	100.0%	$162,924	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$56,642	29.8%	$50,927	31.3%
Occupancy costs	18,351	9.6%	19,863	12.2%
Other direct costs	25,520	13.4%	9,172	5.6%
Total costs of franchise and license revenue, excluding depreciation and amortization	$100,513	52.8%	$79,962	49.1%
Franchise operating margin (non-GAAP) (2)	$89,713	47.2%	$82,962	50.9%

Total operating revenue (4)	$335,580	100.0%	$290,535	100.0%
Total costs of operating revenue (4)	232,417	69.3%	186,508	64.2%
Restaurant-level operating margin (non-GAAP) (4)(2)	$103,163	30.7%	$104,027	35.8%

Other operating expenses: (4)(2)
General and administrative expenses	$50,188	15.0%	$50,992	17.6%
Depreciation and amortization	11,052	3.3%	11,380	3.9%
Operating (gains), losses and other charges, net	(1,051)	(0.3)%	204	0.1%
Total other operating expenses	$60,189	17.9%	$62,576	21.5%

Operating income (4)	$42,974	12.8%	$41,451	14.3%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margin should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Denny's				Keke's (2)
Changes in Same-Store Sales (1) vs. Prior Year	Quarter Ended		Three Quarters Ended		Quarter Ended		Three Quarters Ended
(Increase (decrease))	9/28/22	9/29/21	9/28/22	9/29/21	9/28/22	9/29/21	9/28/22	9/29/21
Company Restaurants	7.1%	67.7%	12.1%	54.1%	N/A	N/A	N/A	N/A
Domestic Franchise Restaurants	1.1%	48.9%	7.6%	37.2%	N/A	N/A	N/A	N/A
Domestic System-wide Restaurants	1.5%	50.2%	7.9%	38.3%	N/A	N/A	N/A	N/A

	Denny's				Keke's (2)
Average Unit Sales	Quarter Ended		Three Quarters Ended		Quarter Ended		Three Quarters Ended
($ in thousands)	9/28/22	9/29/21	9/28/22	9/29/21	9/28/22	9/29/21	9/28/22	9/29/21
Company Restaurants	$766	$717	$2,209	$1,974	$334	N/A	$334	N/A
Franchised Restaurants	$435	$424	$1,281	$1,166	$349	N/A	$349	N/A

(1)	Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.
	Keke's comparable same-store sales will not be reported for the first year following the acquisition.
(2)	Effective July 20, 2022, the Company acquired Keke's, as such the data represents post-acquisition results.

	Denny's			Keke's
		Franchised			Franchised
Restaurant Unit Activity	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units June 29, 2022	65	1,566	1,631	—	—	—
Units Opened	—	7	7	—	1	1
Units Acquired (3)	—	—	—	8	44	52
Units Reacquired	1	(1)	—	—	—	—
Units Closed	—	(25)	(25)	—	—	—
Net Change	1	(19)	(18)	8	45	53
Ending Units September 28, 2022	66	1,547	1,613	8	45	53

Equivalent Units
Third Quarter 2022	65	1,560	1,625	6	34	40
Third Quarter 2021	65	1,578	1,643	—	—	—
Net Change	—	(18)	(18)	6	34	40

	Denny's			Keke's
		Franchised			Franchised
Restaurant Unit Activity	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units December 29, 2021	65	1,575	1,640	—	—	—
Units Opened	—	16	16	—	1	1
Units Acquired (3)	—	—	—	8	44	52
Units Reacquired	1	(1)	—	—	—	—
Units Closed	—	(43)	(43)	—	—	—
Net Change	1	(28)	(27)	8	45	53
Ending Units September 28, 2022	66	1,547	1,613	8	45	53

Equivalent Units
Year-to-Date 2022	64	1,566	1,630	2	11	13
Year-to-Date 2021	65	1,581	1,646	—	—	—
Net Change	(1)	(15)	(16)	2	11	13

(3)	Effective July 20, 2022, the Company acquired Keke's, consisting of 8 company operated restaurants and 44 franchised restaurants.